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                                                           EXHIBIT 3


                      NAVISTAR INTERNATIONAL CORPORATION
                        AND CONSOLIDATED SUBSIDIARIES
                      ----------------------------------
                    ARTICLES OF INCORPORATION AND BY-LAWS


     The following documents of Navistar International Corporation are incorporated herein by reference:

     3.1 Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993, filed as Exhibit 3.2 to Form 10-K dated October 31, 1993, which was filed on January 27, 1994, Commission File No. 1-9618.

     3.2 The By-Laws of Navistar International Corporation effective April 14, 1995, filed as Exhibit 3.2 on Annual Report on Form 10-K dated October 31, 1995, which was filed on January 26, 1996, on Commission File No. 1-9618.
















































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